Exhibit 99.1

Legacy Acquisition Corp. Announces Stockholder Approval of Charter Amendment

New York, NY, September 4, 2020 (GLOBE NEWSWIRE) -- Legacy Acquisition Corp. (NYSE: “LGC”) (“Legacy”), a publicly-traded Special Purpose Acquisition Company, announced today that, at Legacy’s special meeting of stockholders (the “Special Meeting”) held virtually at 10:00 am Eastern Time on September 4, 2020, its stockholders approved an amendment to Legacy’s amended and restated certificate of incorporation, as amended by that amendment to the amended and restated certificate of incorporation, dated October 22, 2019, as further amended by that second amendment to the amended and restated certificate of incorporation, dated May 18, 2020 (the “Charter Amendment”) to allow any action required or permitted to be taken by the holders of its Class F common stock and Class A common stock, voting together as a single class, to be taken by written consent in lieu of a meeting of stockholders in addition to the holders of its Class F common stock, voting as a separate class (which may already take action by written consent in lieu of a meeting of stockholders). The purpose of the Charter Amendment is to provide a more efficient and flexible manner by which the stockholders may take actions on behalf of Legacy, including, without limitation, a business combination transaction.

Investors:

Jacques Cornet
ICR
Jacques.cornet@icrinc.com

Media:
Phil Denning
ICR

Phil.denning@icrinc.com